NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC.
REPORTS FIRST-QUARTER 2026 RESULTS
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AUSTIN, TX, May 12, 2026 - Stratus Properties Inc. (NASDAQ: STRS), a residential and retail focused real estate company with operations in the Austin, Texas area and other select markets in Texas, today reported first-quarter 2026 results.
Highlights and Recent Developments:
•In March 2026, Stratus’ Board of Directors (Board) concluded its strategic alternatives review and unanimously approved a plan of complete liquidation and dissolution of Stratus (Plan of Liquidation). In connection with the Plan of Liquidation, Stratus announced an estimated range of potential liquidating distributions of $29.73 to $37.69 per share. The Plan of Liquidation is subject to approval by Stratus’ stockholders.
•Net income attributable to common stockholders totaled $6.6 million, or $0.82 per diluted share, in first-quarter 2026, compared to net loss attributable to common stockholders of $(2.9) million, or $(0.36) per diluted share, in first-quarter 2025.
•In first-quarter 2026, a Stratus subsidiary completed the sale of Kingwood Place, an H-E-B- anchored, mixed-use development project in Kingwood, Texas, for $60.8 million. Stratus received $16.2 million from its subsidiary in connection with the sale after selling costs, repayment of the project loan, establishing a reserve for remaining costs of the partnership and distributions to noncontrolling interest holders, and recorded a pre-tax gain, net of noncontrolling interests, of approximately $13.4 million.
•In March 2026, Stratus received an offer for the retail component of Jones Crossing, including undeveloped commercial acreage, for $46.5 million and is negotiating a sales contract. Stratus also entered into contracts to sell the New Caney land for approximately $12.7 million and the last Amarra Villas home for $3.6 million, which is subject to satisfaction of closing conditions. In April 2026, Stratus sold one Amarra Villas home for $3.6 million.
•Revenues for first-quarter 2026 were $3.8 million compared to revenues of $5.0 million for first-quarter 2025. The decrease was primarily due to decreased revenue from Lantana Place – Retail, which was sold in fourth-quarter 2025, and Kingwood Place, which was sold in first-quarter 2026, partially offset by increased revenue from The Saint George, which began lease-up in second-quarter 2025.
•Stratus had $73.5 million of cash and cash equivalents at March 31, 2026. As of March 31, 2026, Stratus had $24.7 million available under its revolving credit facility.
•Net income totaled $13.5 million in first-quarter 2026, compared to net loss of $(3.8) million in first-quarter 2025. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled $17.1 million in first-quarter 2026, compared to $(2.3) million in first-quarter 2025. For a reconciliation of net income (loss) to EBITDA, see the supplemental schedule, “Reconciliation of Non-GAAP Measure EBITDA,” below.

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William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, stated, “During the first quarter, our team remained focused on disciplined execution as we continued to monetize our portfolio and deliver value to stockholders. We completed the sale of Kingwood Place early in the year, generating substantial proceeds, while continuing entitlement, infrastructure and development activities to position our remaining assets for sale. During the quarter, we received a $46.5 million offer for the retail component of Jones Crossing, including undeveloped commercial acreage, and entered into a contract to sell the New Caney land for approximately $12.7 million, subject to closing conditions. In April, we sold an Amarra Villas home for $3.6 million, and in May, we entered into a contract to sell the last Amarra Villas home for $3.6 million. We believe these actions demonstrate continued progress toward maximizing asset value and returning capital to stockholders in a thoughtful manner. Following the Board’s determination that the Plan of Liquidation is the best path to optimize and return portfolio value to stockholders, we remain focused on executing the Plan of Liquidation efficiently and prudently.”

Summary Financial Results

	Three Months Ended March 31,
	2026	2025
	(In Thousands, Except Per Share Amounts) (Unaudited)
Revenues
Real estate operations	$82	$25
Leasing operations	3,709	5,018
Total consolidated revenue	$3,791	$5,043

Operating income (loss)
Real estate operations	$(2,088)	$(1,502)
Leasing operations	23,080	1,958
General and administrative expenses [a]	(5,590)	(4,051)
Total consolidated operating income (loss)	$15,402	$(3,595)

Net income (loss)	$13,509	$(3,757)
Net (income) loss attributable to noncontrolling interests in subsidiaries [b]	$(6,882)	$882
Net income (loss) attributable to common stockholders	$6,627	$(2,875)

Basic net income (loss) per share attributable to common stockholders	$0.83	$(0.36)

Diluted net income (loss) per share attributable to common stockholders	$0.82	$(0.36)

EBITDA	$17,134	$(2,333)

Capital expenditures and purchases and development of real estate properties	$7,771	$11,739

Weighted-average shares of common stock outstanding:
Basic	7,962	8,037
Diluted	8,055	8,037
a.Includes employee compensation and other costs.
b.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate.

Results of Operations
Revenue from the Real Estate Operations segment in first-quarter 2026 was relatively flat compared to first-quarter 2025.

The decrease in revenue from the Leasing Operations segment in first-quarter 2026, compared to first-quarter 2025, primarily reflects the sale of Lantana Place – Retail in fourth-quarter 2025 and the sale of Kingwood Place in first-quarter 2026, partially offset by an increase in revenue from The Saint George, which began lease-up in second-quarter 2025.

Debt and Liquidity
At March 31, 2026, consolidated debt totaled $143.8 million and consolidated cash and cash equivalents totaled $73.5 million, compared with consolidated debt of $143.0 million and consolidated cash and cash equivalents of $74.3 million at December 31, 2025.

As of March 31, 2026, Stratus had $24.7 million available under its revolving credit facility, net of $3.4 million of letters of credit and no amount was borrowed.

Purchases and development of real estate properties (included in operating cash flows) and capital expenditures (included in investing cash flows) totaled $7.8 million for first-quarter 2026, primarily related to the development of Holden Hills Phases 1 and 2 and the road infrastructure at Lakeway, compared with $11.7 million for first-quarter 2025, primarily related to the development of Holden Hills Phase 1 and The Saint George.

Plan of Liquidation
On March 24, 2026, Stratus’ Board unanimously approved the Plan of Liquidation following conclusion of the strategic review. The Plan of Liquidation provides that Stratus will be dissolved and will conduct an orderly sale of all or substantially all of its assets and distribute the net proceeds to Stratus’ stockholders, subject to payment of or reasonable provision for Stratus’ liabilities and obligations. In connection with the Plan of Liquidation, Stratus announced an estimated range of potential liquidating distributions of $29.73 to $37.69 per share. The Plan of Liquidation is subject to approval by Stratus’ stockholders at Stratus’ annual meeting to be held on June 1, 2026.

Share Repurchase Program
Through April 30, 2026, Stratus has acquired 235,421 shares of its common stock for a total cost of $5.2 million at an average price of $22.14 per share, and $19.8 million remains available for repurchases under Stratus’ $25.0 million share repurchase program. The repurchase program authorizes Stratus, in management’s and the Capital Committee of the Board’s discretion, to repurchase shares from time to time, subject to market conditions and other factors.

About Stratus
Stratus Properties Inc. is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus’ commercial real estate portfolio consists of stabilized retail properties or future retail and mixed-use development projects with no commercial office space. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

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CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the Plan of Liquidation, including the availability, timing and amount of potential future distributions to stockholders, the timing of asset sales and whether and when the sales of the retail component of Jones Crossing, the New Caney land and an Amarra Villas home will be completed, and Stratus’ estimated pre-tax proceeds from these sales, inflation, interest rates, tariffs and trade policies, supply chain constraints, Stratus’ ability to pay or refinance its debt obligations as they become due, availability of bank credit, Stratus’ ability to meet its future debt service and other cash obligations, projected future operating loans, advances or capital contributions to Stratus’ joint ventures, future cash flows and liquidity, the Austin and Texas real estate markets, the planning, financing, development, construction, completion and stabilization of Stratus’ development projects, including projected costs and estimated times to complete construction, plans to sell, recapitalize or refinance properties and estimated timing for closing properties under contract, future operational and financial performance, MUD reimbursements for infrastructure costs, regulatory matters, including the expected impact of Texas Senate Bill 2038 (the ETJ Law) and related ongoing litigation and the letter from the City of Austin challenging the removal of Stratus’ property from the ETJ, leasing activities, tax rates, future capital expenditures and financing plans, possible joint ventures, partnerships or other strategic relationships, other plans and objectives of management for future operations and development projects, and potential future cash returns to stockholders, including the timing and amount of repurchases under Stratus’ share repurchase program. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Under Stratus’ Fifth Third Bank debt agreements, Stratus is not permitted to repurchase its common stock in excess of $1.0 million or pay dividends on its common stock without Fifth Third Bank’s prior written consent, which Stratus obtained in connection with its current $25.0 million share repurchase program. Any future declaration of dividends or decision to repurchase Stratus’ common stock outside the approved share repurchase program is at the discretion of Stratus’ Board, subject to restrictions under Stratus’ Fifth Third Bank debt agreements, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board. Stratus’ future debt agreements, future refinancings of or amendments to existing debt agreements or other future agreements may restrict Stratus’ ability to declare dividends or repurchase shares.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with the Plan of Liquidation, including the availability, timing and amount of the distributions to stockholders in connection with the Plan of Liquidation, including changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction costs, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations, the amounts that will need to be set aside by Stratus, the adequacy of such reserves to satisfy Stratus’ obligations, risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the Plan of Liquidation, Stratus’ ability to favorably resolve potential tax claims, any litigation matters, including any litigation relating to the Plan of Liquidation and related matters, and other unresolved contingent liabilities, Stratus’ ability to successfully execute the Plan of Liquidation, including the ability to market and sell all or substantially all of Stratus’ assets, the amount of proceeds that might be realized from the sale or other disposition of Stratus’ assets, the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations, the incurrence of expenses and the diversion of management’s time in connection with the Plan of Liquidation, Stratus’ ability to retain and hire key personnel, consultants and other resources and maintain relationships with partners, suppliers, employees, stockholders and others as it carries out the Plan of Liquidation and on Stratus’ operating results and business generally, the possibility of converting to a liquidating trust or other liquidating entity, the possibility that Stratus’ stockholders will not approve the Plan of Liquidation, the ability of the Board to abandon, modify or delay implementation of the Plan of Liquidation, even after stockholder approval, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the Plan of Liquidation, the occurrence of any event, change or other circumstances, including market, regulatory and other factors, that could give rise to the termination of the Plan of Liquidation, whether Stratus and the purchasers will satisfy their respective obligations and conditions to closing under the agreements or offers, as applicable, for the retail component of Jones Crossing, the New Caney land and an Amarra Villas home in the anticipated timeframe or at all, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms the Board considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, inflation and elevated interest rates, the effect of changes in tariffs and trade policies, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, the availability and terms of financing for development projects and other corporate purposes, Stratus’ ability to collect anticipated rental payments and close projected asset sales, loss of key personnel, Stratus’ ability to enter into and maintain joint ventures, partnerships or other strategic relationships, including risks associated with such joint ventures, any major public health crisis, eligibility for and potential receipt and timing of receipt of MUD reimbursements, industry risks, changes in buyer preferences, potential additional impairment charges, competition from other real estate developers, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups or local governments with respect to development projects, weather- and climate-related risks, environmental and litigation risks, including the timing and resolution of the challenges to the ETJ Law and Stratus’ ability to implement revised development plans in light of the ETJ Law and the letter from the City of Austin, the failure to attract buyers or tenants for Stratus’ developments or such buyers’ or tenants’ failure to satisfy their purchase commitments or leasing obligations, cybersecurity incidents and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (SEC).

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

This press release also includes EBITDA, which is not recognized under accounting principles generally accepted in the U.S. (GAAP). Stratus’ management believes this measure can be helpful to investors in evaluating its business because EBITDA is a financial measure frequently used by securities analysts, lenders and others to evaluate Stratus' recurring operating performance. EBITDA is intended to be a performance measure that should not be regarded as more meaningful than GAAP measures. Other companies may calculate EBITDA differently. As required by SEC rules, a reconciliation of Stratus' net income (loss) to EBITDA is included in the supplemental schedule of this press release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication relates to Stratus and the Board’s Plan of Liquidation, and may be deemed to be solicitation material. In connection with the Plan of Liquidation, Stratus filed a proxy statement (Proxy Statement) with the SEC on April 24, 2026. The Proxy Statement has been sent to all stockholders of Stratus. Stratus may also file other documents with the SEC regarding the Plan of Liquidation. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF STRATUS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLAN OF LIQUIDATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders of Stratus may obtain copies of the Proxy Statement and other documents that are filed or will be filed by Stratus with the SEC, free of charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Stratus with the SEC will also be available, free of charge, on Stratus’ website at www.stratusproperties.com or by writing to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701. Stratus includes website addresses in this press release for reference only. The information contained or referenced on Stratus’ website and other websites mentioned in this press release are not a part of this press release and are not deemed incorporated by reference into this press release or any other public filing made with the SEC.

CONTACTS
Media and Investor Contact:
William H. Armstrong III
(512) 478-5788

Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders may call toll-free: (888) 750-5830
Banks and Brokers may call collect: (212) 750-5833

A copy of this release is available on Stratus’ website, stratusproperties.com.
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STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
Real estate operations	$82	$25
Leasing operations	3,709	5,018
Total revenues	3,791	5,043
Cost of sales:
Real estate operations	2,120	1,480
Leasing operations	2,128	1,913
Depreciation and amortization	1,449	1,394
Total cost of sales	5,697	4,787
General and administrative expenses	5,590	4,051
H-E-B profit participation	78	—
Gain on sale of assets	(22,976)	(200)
Total	(11,611)	8,638
Operating income (loss)	15,402	(3,595)
Interest expense, net	(60)	—
Loss on interest rate cap agreements	—	(13)
Loss on extinguishment of debt	(383)	(183)
Other income, net	666	64
Income (loss) before income taxes	15,625	(3,727)
Provision for income taxes	(2,116)	(30)
Net income (loss) and total comprehensive income (loss)	13,509	(3,757)
Total comprehensive (income) loss attributable to noncontrolling interests [a]	(6,882)	882
Net income (loss) and total comprehensive income (loss) attributable to common stockholders	$6,627	$(2,875)

Basic net income (loss) per share attributable to common stockholders	$0.83	$(0.36)

Diluted net income (loss) per share attributable to common stockholders	$0.82	$(0.36)

Weighted-average shares of common stock outstanding:
Basic	7,962	8,037
Diluted	8,055	8,037
a.Represents noncontrolling interest partners’ share in the results of the consolidated projects in which they participate.

STRATUS PROPERTIES INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$73,539	$74,288
Restricted cash	757	335
Real estate held for sale	8,477	8,476
Real estate under development	187,095	186,093
Land available for development	81,636	74,529
Real estate held for investment, net	166,068	167,471
Lease right-of-use assets	10,071	10,237
Deferred tax assets	206	206
Other assets	4,644	4,691
Assets held for sale	—	37,102
Total assets	$532,493	$563,428

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$9,891	$8,589
Accrued liabilities, including taxes	10,171	10,118
Debt	143,759	142,957
Lease liabilities	15,986	16,033
Deferred gain	717	833
Other liabilities	1,541	4,432
Liabilities held for sale	—	33,387
Total liabilities	182,065	216,349

Commitments and contingencies

Equity:
Stockholders’ equity:
Common stock	98	98
Capital in excess of par value of common stock	203,725	202,256
Retained earnings	47,210	40,583
Common stock held in treasury	(39,318)	(38,451)
Total stockholders’ equity	211,715	204,486
Noncontrolling interests in subsidiaries	138,713	142,593
Total equity	350,428	347,079
Total liabilities and equity	$532,493	$563,428

STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In Thousands)

	Three Months Ended
	March 31,
	2026	2025
Cash flow from operating activities:
Net income (loss)	$13,509	$(3,757)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,449	1,394
Loss on interest rate cap agreements	—	13
Loss on extinguishment of debt	383	183
Stock-based compensation	1,463	369
Debt issuance cost amortization	252	345
Gain on sale of assets	(22,976)	(200)
H-E-B profit participation	78	—
Purchases and development of real estate properties	(7,729)	(7,212)
Decrease in other assets	299	792
Decrease in accounts payable, accrued liabilities and other	(2,323)	(5,422)
Net cash used in operating activities	(15,595)	(13,495)

Cash flow from investing activities:
Capital expenditures	(42)	(4,527)
Proceeds from sale of assets, net of selling costs	59,980	—
Payments on master lease obligations	(140)	(166)
Net cash provided by (used in) investing activities	59,798	(4,693)

Cash flow from financing activities:
Borrowings from credit facility	—	4,000
Borrowings from project and term loans	366	57,969
Payments on project and term loans	(33,150)	(48,916)
Payment of dividends	—	(236)
Finance lease principal payments	(4)	(4)
Stock-based awards net payments	(378)	(336)
Noncontrolling interests distributions	(10,762)	(856)
Purchases of treasury stock	(489)	(410)
Financing costs	(113)	(1,220)
Net cash (used in) provided by financing activities	(44,530)	9,991
Net decrease in cash, cash equivalents and restricted cash	(327)	(8,197)
Cash, cash equivalents and restricted cash at beginning of year	74,623	21,154
Cash, cash equivalents and restricted cash at end of period	$74,296	$12,957

STRATUS PROPERTIES INC.
BUSINESS SEGMENTS

Stratus is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. Stratus generates revenues primarily from the sale of developed lots or homes and undeveloped land and the lease of developed retail, mixed-use and multi-family properties. Stratus has two operating segments, which are also its two reportable segments: Real Estate Operations and Leasing Operations. The Real Estate Operations segment includes properties under various stages of development: developed for sale, under development and available for development. In this segment, Stratus entitles, develops and sells properties. Properties that Stratus develops and then holds for investment become part of the Leasing Operations segment. Historically, decisions about whether to continue to hold a property for investment or to sell it have depended on various factors, including conditions in the real estate markets in which Stratus operates and the estimated fair value of the property, and have been primarily driven by the objective of maximizing overall asset value.

The Real Estate Operations segment is comprised of Stratus’ real estate assets, which consist of its properties in Austin, Texas (including the Barton Creek Community, which includes Holden Hills Phases 1 and 2, Amarra multi-family and commercial land, Amarra Villas homes, an Amarra Drive lot and other vacant land; the Circle C community; the Lantana community, which includes a portion of Lantana Place planned for a multi-family phase known as The Saint Julia; and the land for The Annie B); in Lakeway, Texas, located in the greater Austin area; in College Station, Texas (undeveloped land for additional retail space or pad sites and multi-family development at Jones Crossing); and in Magnolia, Texas (potential development of approximately 11 acres planned for future multi-family use), New Caney, Texas and Kingwood, Texas (a vacant retail pad site prior to its sale in first-quarter 2026), each located in the greater Houston area. The New Caney land is under contract to sell, subject to satisfaction or waiver of closing conditions. As discussed below, an offer has been received for the retail component of Jones Crossing, including the undeveloped commercial land.

The Leasing Operations segment is comprised of Stratus’ real estate assets held for investment that are leased or available for lease and includes The Saint George (which was completed in second-quarter 2025 and reclassified from the Real Estate Operations segment to the Leasing Operations segment), The Saint June, the completed retail portion of Jones Crossing, and retail pad sites subject to ground leases at Jones Crossing. The segment also included Kingwood Place (including retail pad sites subject to ground leases) prior to its sale in first-quarter 2026, the retail portion and a hotel pad site subject to a ground lease at Lantana Place – Retail prior to its sale in fourth-quarter 2025 and West Killeen Market prior to its sale in second-quarter 2025. In March 2026, Stratus received an offer for the retail component, including undeveloped commercial acreage, of Jones Crossing and is negotiating a sales contract. There can be no assurance that a sales contract will be completed or a sale consummated.

Stratus’ chief operating decision maker (CODM) is the chief executive officer. The CODM primarily uses segment profit (loss), which is operating income (loss) excluding general and administrative expenses, determined consistent with the measurement principles of U.S. GAAP, to measure the performance of Stratus’ reportable segments. The segment measure of profit (loss) provides a comprehensive view of the segments’ financial performance. The CODM makes decisions about the allocation of operating and capital resources to each segment based on assessment of the performance of the two segments and considering the capital needs for new and existing projects and the objectives of Stratus’ overall business strategy. General and administrative expenses, which primarily consist of employee salaries, wages and other costs, are managed on a consolidated basis and are not allocated to Stratus’ operating segments. The following segment information reflects management determinations that may not be indicative of what the actual financial performance of each segment would be if it were an independent entity.

Summarized financial information by segment for the three months ended March 31, 2026, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Total
Revenue from unaffiliated customers	$82	$3,709	$3,791
Segment expenses:
Property taxes and insurance	(349)	(1,024)	(1,373)
Lease expense	(285)		(285)
Professional fees	(722)		(722)
Maintenance and repairs		(404)	(404)
Allocated overhead costs	(333)		(333)
Property management fees and payroll		(297)	(297)
Utilities		(168)	(168)
Other segment items [b]	(431)	(235)	(666)
Depreciation and amortization	(50)	(1,399)	(1,449)
H-E-B profit participation [c]		(78)	(78)
Gain on sale of assets [d]	—	22,976	22,976
Segment (loss) profit	(2,088)	23,080	20,992
General and administrative expenses			(5,590)
Operating income			15,402
Interest expense, net			(60)
Loss on extinguishment of debt			(383)
Other income			666
Net income before income taxes			$15,625
Capital expenditures and purchases and development of real estate properties	$7,729	$42	$7,771
a.Includes sales commissions and other revenues together with related expenses.
b.For Real Estate Operations, primarily includes advertising, property owner association fees, maintenance and utilities. For Leasing Operations, primarily includes amortization of leasing costs, property owner association fees, professional fees and office and computer equipment.
c.H-E-B earned a profit participation of $78 thousand in connection with the sale of Kingwood Place.
d.Reflects an approximately $23.0 million pre-tax gain on the sale of Kingwood Place ($13.4 million, net of noncontrolling interests).

x

Summarized financial information by segment for the three months ended March 31, 2025, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Total
Revenue from unaffiliated customers	$25	$5,018	$5,043
Segment expenses:
Property taxes and insurance	(357)	(807)	(1,164)
Lease expense	(285)		(285)
Professional fees	(363)		(363)
Maintenance and repairs		(509)	(509)
Allocated overhead costs	(285)		(285)
Property management fees and payroll		(285)	(285)
Utilities		(40)	(40)
Other segment items [b]	(190)	(272)	(462)
Depreciation and amortization	(47)	(1,347)	(1,394)
Gain on sale of assets [c]	—	200	200
Segment (loss) profit	(1,502)	1,958	456
General and administrative expenses			(4,051)
Operating loss			(3,595)
Loss on interest rate cap agreements			(13)
Loss on extinguishment of debt			(183)
Other income			64
Net loss before income taxes			(3,727)
Capital expenditures and purchases and development of real estate properties	$7,212	$4,527	$11,739
a.Includes sales commissions and other revenues together with related expenses.
b.For Real Estate Operations, primarily includes advertising, property owner association fees, maintenance and utilities. For Leasing Operations, primarily includes amortization of leasing costs, property owner association fees, professional fees and office and computer equipment.
c.Reflects a portion of previously deferred gain of $0.2 million related to The Oaks at Lakeway.
Total assets by segment were as follows (in thousands):

	March 31,
	2026	2025
Real Estate Operations	$281,634	$371,355
Leasing Operations	178,459	151,950
Corporate and other [a]	72,400	11,276
Total assets	$532,493	$534,581
a.Corporate and other includes cash and cash equivalents and restricted cash of $73.0 million and $11.1 million at March 31, 2026 and 2025, respectively. The remaining cash and cash equivalents and restricted cash is reflected in the operating segments’ assets. Corporate and other also includes elimination of intersegment balances.

RECONCILIATION OF NON-GAAP MEASURE
EBITDA
EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that is frequently used by securities analysts, investors, lenders and others to evaluate companies’ recurring operating performance, including, among other things, profitability before the effect of financing and similar decisions. Because securities analysts, investors, lenders and others use EBITDA, management believes that Stratus’ presentation of EBITDA affords them greater transparency in assessing its financial performance. This information differs from net income (loss) determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. EBITDA may not be comparable to similarly titled measures reported by other companies, as different companies may calculate such measures differently. Management strongly encourages investors to review Stratus’ consolidated financial statements and publicly filed reports in their entirety. A reconciliation of Stratus’ net income (loss) to EBITDA follows (in thousands):

	Three Months Ended
	March 31,
	2026	2025
Net income (loss)	$13,509	$(3,757)
Depreciation and amortization	1,449	1,394
Interest expense, net	60	—
Provision for income taxes	2,116	30
EBITDA	$17,134	$(2,333)